Exhibit 99.1

FOR IMMEDIATE RELEASE

      XO Communications, Inc. Rights Offering Registration Statement Filed

     Reston, VA, July 22, 2003. XO Communications, Inc. (otcbb: xocm) has filed a registration statement on Form S-1 for a rights offering of between 40,000,000 and 43,333,333 shares of its new common stock. The rights offering, which is part of XO's plan of reorganization, will be made exclusively to its pre-bankruptcy securityholders and creditors as of November 15, 2002 at a price of $5.00 per share.

About XO Communications:

XO Communications is a broadband communications service provider offering local and long distance voice services, Internet access, Virtual Private Networking
(VPN), Ethernet, Wavelength, Web Hosting and Integrated voice and data services to business customers nationwide. XO owns facilities-based broadband networks and has tier one Internet peering relationships in 60 markets throughout the continental United States.

                                    # # #

For more information contact:

Kara Palamaras/ XO Communications
Media and Industry Analysts
703-547-2011 or 703-906-3579

Michelle Heath/ XO Communications
Investor Relations
703-547-2476
XO, XO Not Just Talk and the XO design logo are trademarks of XO Communications, Inc.